UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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VISION-SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders at our offices at 40 Ramland Road South, Orangeburg, New York 10962 on September 3, 2009 at 10:30 a.m., local time, to consider and act upon the following matters:

(1)	To elect David W. Anderson, Warren Bielke and Lothar Koob as Class III Directors, each to serve for a three-year term;

(2)	To ratify the selection of BDO Seidman, LLP as our independent registered public accountants; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

This year, we have provided you notice that the meeting notice and proxy materials are available to you via the Internet. We believe that this should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or prior to July 24, 2009, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K, and vote their shares. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

I hope to see you at the meeting.

/s/ Lewis C. Pell
Lewis C. Pell, Chairman

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners to be held on September 3, 2009. The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended March 31, 2009 are available at www.proxy.com.

VISION-SCIENCES, INC.
40 Ramland Road South,
Orangeburg, New York 10962

Notice of Annual Meeting of Stockholders
to be Held on September 3, 2009

The Annual Meeting of Stockholders of Vision-Sciences, Inc. will be held at its offices at 40 Ramland Road South, Orangeburg, New York 10962 on September 3, 2009 at 10:30 a.m., local time, to consider and act upon the following matters:

(1)	To elect David W. Anderson, Warren Bielke and Lothar Koob as Class III Directors, each to serve for a three-year term;

(2)	To ratify the selection of BDO Seidman, LLP as our independent registered public accountants; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on July 10, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 40 Ramland Road South, Orangeburg, New York 10962 by contacting our Corporate Secretary.

By Order of the Board of Directors,

/s/ Lewis C. Pell
Lewis C. Pell, Chairman
Orangeburg, New York
July 20, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET OR COMPLETE, DATE AND SIGN YOUR PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

VISION-SCIENCES, INC.
40 Ramland Road South
Orangeburg, New York 10962

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on September 3, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vision-Sciences, Inc. for use at its Annual Meeting of Stockholders (“Annual Meeting”) to be held on September 3, 2009 at 10:30 a.m. at its offices at 40 Ramland Road South, Orangeburg, New York 10962, and at any adjournment of that meeting.  All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary or by voting in person at the Annual Meeting.

This Proxy Statement and the form of Proxy were first furnished or made available to stockholders on or about July 24, 2009.

Voting Securities and Votes Required

At the close of business on July 10, 2009, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 36,854,001 shares of our Common Stock, $.01 par value per share (“Common Stock”), constituting all of our voting stock. Holders of Common Stock are entitled to one (1) vote per share.

The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting.  Shares of Common Stock represented in person or by proxy will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Shares held by stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of shares of Common Stock voting on the matter.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information, as of July 10, 2009 (unless otherwise indicated below), with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each current director, each person serving as director during fiscal 2009 (whether or not a current director) and each director nominee; (iii) each current executive officer and former executive officer named in the Summary Compensation Table of this proxy statement; and (iv) all current executive officers and directors as a group.

	Amount and nature	Percent of
Name of Beneficial Owner (1)	of Beneficial Ownership (2)	Class (3)
David W. Anderson (4)	22,000	*
Kenneth W. Anstey (5)	199,290	*
Carlos Babini (6)	-	*
Warren Bielke (4)	22,000	*
Yoav M. Cohen (7)	166,617	*
Ron Hadani (4)	2,006,405	5.4%
Gideon Hirschmann (4)	54,064	*
Lothar Koob (8)	10,000	*
Mark S. Landman (9)	182,056	*
Katsumi Oneda (10)	8,384,190	22.7%
Jitendra Patel (11)	52,739	*
Lewis C. Pell (12)	8,258,502	22.4%
John J. Rydzewski (13)	10,000	*
John Wallace (14)	42,000	*
Katherine L. Wolf (4)	5,191	*
All current directors and executive officers,
as a group 11 persons (15)	19,415,054	52.7%

*	Less than 1% of the shares of Common Stock outstanding

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.
(2)
Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

(3)
The number of shares deemed outstanding includes 36,854,001 shares outstanding as of July 10, 2009, and any shares subject to stock options and warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days thereafter.

(4)	All shares are subject to stock options currently exercisable, or exercisable within 60 days after July 10, 2009.
(5)	Includes 38,000 shares subject to currently exercisable stock options. Mr. Anstey resigned from the Board for personal reasons in July 2009.
(6)	Mr. Babini served as Executive Vice President, Chief Sales and Marketing Officer from April 17, 2007 until he left the employment of Vision-Sciences, effective January 30, 2009.
(7)	Includes all vested options. As of October 1, 2008, Mr. Cohen became a consultant to the Company.
(8)	Mr. Koob was elected to the Board on July 14, 2009. All shares are subject to options which were granted on July 14, 2009. Such options are fully vested and currently exercisable.
(9)	Includes 165,056 shares subject to currently exercisable stock options.

(10)
Includes 37,500 shares and 47,500 shares held of record and beneficially owned by Mr. Oneda’s son and daughter, respectively; Mr. Oneda disclaims beneficial ownership of these shares. Also includes warrants to purchase 92,593 common shares at $3.75 per share, and 14,000 shares subject to currently exercisable stock options.

(11)	Includes 43,989 shares subject to stock options currently exercisable or exercisable within 60 days after July 10, 2009.
(12)
Includes 50,000 shares and 37,500 shares held of record and beneficially owned by Mr. Pell’s wife and child, respectively, and 2,400 shares held by Mr. Pell’s bother’s family; Mr. Pell disclaims beneficial ownership of these shares. Also includes warrants to purchase 92,593 common shares at $3.75 per share.

(13)	Mr. Rydzewski was elected to the Board on June 26, 2009. All shares are subject to options which were granted on July 14, 2009. Such options are fully vested and currently exercisable.
(14)	All options are fully vested. On May 15, 2009, Mr. Wallace resigned from our Board for personal reasons.
(15)
Includes, as to all current directors and executive officers as a group,  2,357,705 shares subject to stock options and warrants that are currently exercisable or exercisable within 60 days after July 10, 2009, and 174,900 shares for which certain individuals have disclaimed beneficial ownership, as set forth in the above footnotes.

Stock Ownership of Certain Shareholders

The following table sets forth the beneficial ownership of our Common Stock as of July 10, 2009 by each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock:

	Amount and nature	Percent of
Name of Beneficial Owner	of Beneficial Owner	Class
Capital World Investors (1)	2,200,000	6.0%
Asahi Kogaku Kogyo Kabushikr Kaisha (2)	2,000,000	5.4%

(1)
Based solely on the Schedule 13G/A, Amendment Number 1, of Capital World Investors (“CWI”) a division of Capital  Research and Management Company (“CMRC”), filed on February 12, 2009. According to the filing, CMRC acts as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 and is deemed to be the beneficial owner of these shares. One or more clients of Capital World Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our shares.  Capital World Investors holds more than five percent of the outstanding Common Stock of Vision-Sciences Inc. as of December 31, 2008 on behalf of SMALLCAP World Fund, Inc. CWI disclaims beneficial ownership of the shares held by SMALLCAP.  The mailing address of the beneficial owner is 333 South Hope Street, Los Angeles, CA 90071.

(2)
Based on information provided by Pentax Corporation. Shares are held by in the name of Ashi Kogaku Kogyo Kabushiki Kaisha. The address for the beneficial owner is 2-36-9, Maeno-cho, Itabashi-Ku Tokyo 174-8639 Japan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our Common Stock, file with the Securities and Exchange Commission reports of initial ownership of our Common Stock and subsequent changes in that ownership and furnish to us copies of all forms they file pursuant to Section 16(a). A Form 3 covering the initial grant of stock options was not timely filed for Gideon Hirschmann. A Form 4, each for a single transaction covering the grant of stock options, was not timely filed for each of David Hanukah, Carlos Babini, Yoav Cohen, Katsumi Oneda and Gideon Hirschmann.  Each of these reports has now been filed. In making this disclosure, we have relied solely on a review of Forms 3, 4 and 5 furnished to us in fiscal 2009, any written representations from reporting persons and copies of the reports that they have filed with the SEC.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms.

There are currently three Class III Directors, whose terms expire at the 2009 Annual Meeting of Stockholders, two Class I Directors, whose terms expire at the 2010 Annual Meeting of Stockholders and two Class II Directors, whose terms expire at the 2011 Annual Meeting of Stockholders  (in all cases subject to the election of their successors and to their earlier death, resignation or removal). Once elected at the 2009 Annual Meeting, the term for the Class III directors will expire at the 2012 Annual Meeting of Stockholders (subject to the election of their successors and to their earlier, death, resignation or removal).

The persons named in the proxy will vote for David W. Anderson, Warren Bielke and Lothar Koob as Class III Directors, unless authority to vote for the election of one or more of Messrs. Anderson, Bielke and Koob is withheld by marking the proxy to that effect. Messrs. Anderson and Bielke and Koob are currently Class III directors; Mr. Koob was elected to the Board on July 14, 2009 to replace Mr. Ken Anstey, who was a Class III director who resigned effective July 7, 2009. All three directors have indicated their willingness to serve, if elected, but if any of them is unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees designated by the Board of Directors.

Listed below is the name and certain information with respect to each of our directors, including the nominees for Class III Directors:

			First		Audit	Compensation	Nominating
	Class of		Became a	Independent	Committee	Committee	Committee
Name	Director	Age	Director	(1)	(2)
Lewis C. Pell	I	66	1987
John J. Rydzewski (3)	I	56	2009	x	x	x	x
Ron Hadani	II	53	2003
Katsumi Oneda	II	71	1987
David W. Anderson (4)	III	56	2005	x	x	x	x
Warren Bielke (5)	III	62	2005	x			x
Lothar Koob (6)	III	60	2009	x	x	x

(1)	All independent directors satisfy the definition of the listing standards of The NASDAQ Stock Market.
(2)	All Audit Committee members satisfy the SEC’s requirements for independence for Audit Committee members.
(3)
Mr. Rydzewski was elected by the Board on June 26, 2009 as a Class I director, to fill the vacancy left by John  Wallace, who resigned for personal reasons. Mr. Rydzewski was appointed to the Audit Committee on June 26, 2009 and to the Compensation and Nominating Committees on July 14, 2009. He will be subject to reelection at the Company’s 2010 annual meeting of shareholders.

(4)	Mr. Anderson was appointed to the Audit Committee on April 7, 2009 replacing Mr. Bielke, and to the nominating committee on June 24, 2009, replacing Mr. Wallace.
(5)	Mr. Bielke was a member of the Audit Committee until April 7, 2009.
(6)
Mr. Koob was elected by the Board on July 14, 2009 as a Class III director, a member of the audit and compensation committee. He filled the vacancy left by Kenneth Anstey, who resigned for personal reasons. On the same day, he was also appointed to the audit and Compensation Committees. He will be subject to reelection at the Company’s 2009 annual meeting of shareholders.

David W. Anderson has served as President, Chief Executive Officer and director of Gentis, Inc. since November 2004. Prior to that, Mr. Anderson was the President, Chief Executive Officer and director of Sterilox Technologies, Inc. from March 2000 to November 2004. Mr. Anderson is a director of Photomedex Inc., Inion Ltd. and several private companies.

Kenneth W. Anstey resigned as a director of the Company for personal reasons in July 2009.  Mr. Anstey has retired from his consulting activities in 2009. Prior to that Mr. Anstey served as President and Chief Executive Officer of Coapt Systems, Inc., a developer of bioabsorbable implants from December 2002 until May 2007 and served as President and Chief Executive Officer of Oratec Interventions Inc., a publicly traded medical device company, from July 1997 through May 2002. Mr. Anstey is a director of several private companies.

Warren Bielke is a business consultant and an investor. He has served as President and CEO of Vertebral Technologies, Inc., a developer of spinal implants since June 2005. Prior to that, Mr. Bielke was self-employed as a consultant and investor with start-up businesses from September 1999 to June 2005. Mr. Bielke is a director of two other private companies. Commencing in April, 2009, Mr. Bielke began to provide consulting services to Vision-Sciences.  See “Agreement with Directors and Officers.”

Ron Hadani has been our President and Chief Executive Officer since February 2003. He is also the Chief Executive Officer and a director of Machida (since 2003) and of VSI Services Inc., the successor company to BEST DMS Inc. (since October 2007). From 2001 to February 1, 2003, Mr. Hadani was a self-employed consultant, working in various capacities with early stage companies in the U.S. and Israel. From 1999-2001, he served as President of Kontron Medical, LLC. From 1997-1999 he served as Divisional Vice President of U.S. Surgical, a division of Tyco International, Ltd., following the sale of his company Ultrasound Technologies to U.S. Surgical.

Lothar Koob has been a General Partner of Extera Partners LLC of Cambridge, MA, since 2007. Between 2001 and 2006, Mr. Koob was an executive Vice President of Analogic Corporation (Analogic) of Peabody, MA. Prior to that, he was with Zeiss/Humphrey as its President of Worldwide Ophthalmic Systems Business and prior to that he spent 24 years in various positions at Siemens Medical where he also served as the General Manager of the MRI and Ultrasound worldwide business units. Mr. Koob is currently a director of XCounter AB, Nexstim Oy, and  Ultrasonix Medical and Helix Medical. In the past five years he has also been a director of BK Medical and Sky Computers, which are both subsidiaries of Analogic.

Katsumi Oneda is a co-founder of Vision-Sciences and was the Chairman of our Board of Directors from October 1993 to October 2005. From October 1993 through January 2003 he also served as our President and Chief Executive Officer. He served as Vice-Chairman of our Board from May 1992 to October 1993, as Honorary Chairman of our Board of Directors from October 1991 to October 1993 and as Chairman of our Board from September 1990 to October 1991. Mr. Oneda is a director of a private company.

Lewis C. Pell is a co-founder of Vision-Sciences and has been Chairman since October 2005. Prior to that, Mr. Pell served as Vice-Chairman of our Board of Directors since May 1992. Mr. Pell is a founder or co-founder and director of several other privately held medical device companies.

John R. Rydzewski is a managing director of Christofferson, Robb & Company LLC, a private investment firm, and is responsible for that firm's healthcare investments. Since joining CRC in 2006, his investment activity has focused primarily on monetizing promising intellectual property developed by pharmaceutical and biotechnology companies.  Mr. Rydzewski's investment banking career included partnership responsibilities at Benedetto, Gartland & Company, Inc. Prior to that, he was a vice president in the Investment and Merchant Banking Departments of Kidder, Peabody & Co. Incorporated where he worked on both healthcare investment and advisory assignments. Earlier, he was a vice president in the Healthcare Finance Group of the Investment Banking Department of Dean Witter Reynolds Inc.

John J. Wallace resigned as a director of the Company for personal reasons in May 2009.  Mr. Wallace is currently a Senior Advisor and Board Director. He served as Chief Operating Officer and Chief Financial Officer of Nova Biomedical Corporation, a medical device company, from October 1991 through June 2007. Since April, 2007, Mr. Wallace has also been a director of Zoll Medical Corporation, a publicly held company that manufacturers and markets resuscitation devices. Mr. Wallace is also a director of several private companies.

Our executive officers are generally elected by the Board of Directors on an annual basis or at such other times as the Board may determine, and serve at the Board’s discretion. No family relationship exists among any of our executive officers or directors.

Board Structure, Committees of the Board and Meetings

The Board of Directors met seven times during the fiscal year ended March 31, 2009. All members of the Board of Directors are expected to attend the 2009 Annual Meeting in person, and six of our seven members of the Board of Directors attended the last such meeting on August 28, 2008 in person.

Audit Committee

We have a standing Audit Committee of the Board of Directors in accordance with the Securities Exchange Act, which reviews our audited financial statements with management, reviews our independent registered public accountants’ performance in the annual audit, reviews audit fees, reviews fees for the preparation of our tax returns, discusses our internal accounting control policies and procedures and considers and appoints our independent registered public accountants. The Audit Committee met eight times during the fiscal year ended March 31, 2009. The current members of the Audit Committee are Messrs. Anderson, Koob and Rydzewski, and each such member is “independent” under the listing standards of The NASDAQ Stock Market and the SEC’s requirements for Audit Committee members. On April 7, 2009, Mr. Anderson was appointed to the Audit Committee, replacing Mr. Bielke, who resigned from the Audit Committee  in connection with his entering into a consulting services agreement with us, as described in Agreements with Directors and Officers, below. The Board of Directors determined and declared that Mr. Anderson is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

As a result of Mr. Wallace’s resignation on May 15, 2009, there was a vacancy on our Board and Audit Committee. The failure to have three independent members on our Audit Committee caused us to become non-compliant with NASDAQ rules. On June 26, 2009, Mr. Rydzewski was elected to the Board, effective immediately, and was appointed to the Audit Committee, and based on his background and experience, has been recognized by the Board and designated as its “audit committee financial expert,”  replacing Mr. Anderson in this role. Mr. Rydzewski’s election cured the non-compliance with NASDAQ listing requirements.

On July 11, 2009 we were notified by Mr. Kenneth Anstey that he resigned from our Board and all its committees for personal reasons. On July 14, 2009, our Board elected Mr. Lothar Koob to replace Mr. Anstey on the board, and on the Audit and Compensation Committees.

Compensation Committee

We have a standing Compensation Committee of the Board of Directors, which sets the compensation levels of our executive officers (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation of our executive officers and our compensation programs, administers our 2000 and 2007 Stock Option Plans and our 2003 Director Plan (the “Plans”) and authorizes option grants under the Plans to our employees. The Compensation Committee met six times during the fiscal year ended March 31, 2009. Until Mr. Anstey’ resignation, the members of the Compensation Committee were Messrs. Anderson and Anstey. On July 14, 2009, the Board elected Messrs Koob and Rydzewski to the Compensation Committee. All three members of Compensation Committee are “independent” under the listing standards of The NASDAQ Stock Market. The Compensation Committee does not maintain a separate charter.

In the fiscal year ended March 31, 2009, and for the annual reviews of our executive officers effective April 2009, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. In making decisions regarding executive compensation, the Compensation Committee considers the input of our other directors, including the input of our Chief Executive Officer, with respect to the compensation of our other executive officers. The compensation of our Chief Executive Officer is recommended by the Compensation Committee without the Chief Executive Officer present during deliberations and voting.

Nominating Committee

We have a standing Nominating Committee of the Board of Directors, which was composed of two directors, Messrs. Anstey and Bielke through June 23, 2009. Mr. Anderson was appointed as a third member to the Nominating Committee on June 24, 2009.  The Nominating Committee assists the Board by identifying individuals qualified to become Board members and recommends to the Board potential candidates for election as a director and nominees for each committee of the Board (other than the Nominating Committee). Each member of the Nominating Committee is “independent” under the listing standards of The NASDAQ Stock Market. Because there were no vacancies on the Board of Directors or any of the committees of the Board during the fiscal year ended March 31, 2009, the Nominating Committee did not meet during the fiscal year ended March 31, 2009.

In FY 10, the Nominating Committee met on June 25, 2009 and on July  9, 2009, and recommend to the Board that it elect Mr. Rydzewski to the Board as a Class I director and Mr. Koob as director if another vacancy arose prior to the 2009 annual meeting. The Board accepted both recommendations.

The Nominating Committee strives to select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be the most effective, in conjunction with the other directors, in collectively serving the long-term interests of the stockholders. To this end, the Nominating Committee seeks director nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education and broad-based business acumen. The Nominating Committee also will consider any other factor which it deems relevant in selecting individuals as director nominees. The Nominating Committee will consider candidates recommended by our stockholders and does not use different standards to evaluate nominees depending on whether they are proposed by the our directors and management or by our stockholders.

Committee Charters

The Board has adopted and maintains an Audit Committee Charter which it reviews annually. The Board has adopted and maintains a Nominating Committee Charter. A copy of the Audit Committee Charter and the Nominating Committee Charter are available on our website The Audit Committee maintains a charter, which is can be found our website at http://ir.visionsciences.com/governance.cfm

Stockholder Recommendations and Communications

We have an unwritten policy with regard to stockholder recommendations. Stockholders may recommend candidates for the Board by writing Vision-Sciences, Inc., Attn: Corporate Secretary, 40 Ramland Road South, Orangeburg, New York 10962. All stockholder recommendations that are received will be submitted to the Nominating Committee for review and consideration. Nominations of directors by stockholders will be considered and reviewed by the Nominating Committee, which will determine whether these nominations should be presented to the Board. Candidates are required to have the minimum qualifications described above that the Nominating Committee uses in its director recommendations.

Stockholders may send communications to the Board or to one or more individual directors at any time. Stockholders should direct their communication to the Board or to the individual director(s), in care of our Corporate Secretary at our principal offices, 40 Ramland Road South, Orangeburg, New York 10962. Any stockholder communications that are addressed to the Board or specified individual directors will be delivered by our Corporate Secretary to the Board or such specified individual directors.

Director Compensation

The following table sets forth certain information concerning the compensation of our Directors for the fiscal year ended March 31, 2009:

	Fees Earned	Option		Outstanding
	or Paid	Awards (1)	Total	Options as of
Name	in Cash ($)	($)	($)	March 31, 2009
David Anderson (2)	$12,500	$28,661	$41,161	22,000
Kenneth W. Anstey (2) (3)	12,500	28,661	41,161	38,000
Warren Bielke (2) (4)	14,500	28,661	43,161	22,000
Ron Hadani (5)	-	-	-	2,000,000
Lothar Koob (6)	-	-	-	-
Katsumi Oneda (2)	8,000	42,366	50,366	14,000
Lewis C. Pell (5)(7)	-	-	-	-
John J. Rydzewski (8)	-	-	-	-
John J. Wallace (2)(9)	12,000	28,661	40,661	42,000
Total	$59,500	$157,010	$216,510	2,138,000

(1)
The amounts in this column reflect the non-cash expense related to options granted to our directors recognized in our FY 09 financial statements pursuant to Statement of Financial Accounting Standards No. 123R.

(2)
Messrs. Anderson, Anstey, Bielke, Oneda and Wallace receive director’s fees payable in connection with their attendance at telephonic and in-person meetings of the board and various committees. The amounts in the table do not include reimbursements for certain company-related travel expenses.

(3)	Mr. Anstey resigned as a member of the Board and each committee he then served effective July 7, 2009.
(4)
On April 7, 2009, after the end of our fiscal year, our Board approved Mr. Warren L. Bielke’s entering into a consulting agreement with us to provide marketing services. In connection with this arrangement, Mr. Bielke resigned from the Audit Committee effective April 7, 2009.  Under this Agreement, Mr. Bielke will earn $8,000 per month, commencing April 7, 2009.

(5)
Messrs. Hadani and Pell do not receive any compensation in their capacity as our Directors, with the exception of reimbursement of company-related travel expenses. For Mr. Hadani, please refer to the “Summary Compensation Table” below for disclosure of his compensation as our Chief Executive Officer.

(6)	Mr. Koob was elected on the Board on July 14, 2009. As such, he did not receive compensation for the fiscal year ended March 31, 2009.
(7)
Mr. Pell is an employee of Vision-Sciences and received $109,200 as compensation as an employee in the fiscal year ended March 31, 2009. For the fiscal year ended March 31, 2010, Mr. Pell has agreed to reduce his compensation to $27,877.

(8)	Mr Rydzewski was elected on the Board on June 26, 2009. As such, he did not receive compensation for the fiscal year ended March 31, 2009.
(9)	Mr. Wallace resigned as a member of the Board and each committee he then served effective May 15, 2009.

The Amended 2003 Director Stock Option Plan provides for the grant of non-statutory stock options (collectively “Director Options”) to our directors who are not our employees or any of our subsidiaries (collectively “Outside Directors”).  No discretionary options or other awards can be granted under the 2003 Director Plan; rather, Director Options to purchase 10,000 shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) are granted automatically (i) to each person who becomes an Outside Director after the date the 2003 Director Plan was approved by our stockholders and (ii) to each Outside Director on each date on which our annual meeting of the stockholders held, provided that such Outside Director does not then hold any options under the 1993 Director Option Plan that have not vested as of such date.

Pursuant to the amendment to the 2003 Director Option Plan approved at our annual meeting held in August 2008, each non-employee director received a grant of Director Options to purchase 10,000 shares of Common Stock. The exercise price per share of any Director Option is the fair market value of one share of Common Stock on the date of grant. While our stock is listed on a national securities exchange or other nationally recognized trading system such as the NASDAQ Stock Market, this will be the closing price per share of the our Common Stock on the trading day of the Annual Shareholders Meeting. Each Director Option is fully vested and exercisable in full on the date of grant. Director Options are exercisable until the tenth anniversary of the date of grant.

During our FY 09, each Outside Director received $2,000 for attendance at each in-person meetings of the Board, $1,000 for attendance at telephonic meetings of the Board, and $750 for each Audit Committee meeting and each Compensation Committee meeting attended by any Outside Director.

Executive Compensation and Other Information

Summary Compensation

The following table sets forth certain information concerning the compensation, for the last two fiscal years ending March 31, 2009, for (i) our Chief Executive Officer and Chief Financial Officer at March 31, 2009 ; (ii)  our two most highly compensated other executive officers at March 31, 2009, and (iii) two additional individuals for whom disclosure would have been required if such individuals were executive officers at March 31, 2009, (the “Named Executive Officers”).

				Option	All
	Fiscal	Salary	Bonus	Awards (1)	Other (2)
Name and Principal Position	Year	($)	($)	($)	($)
Ron Hadani	2009	$313,942	$-		$4,296
President and Chief Executive Officer	2008	$277,917	$87,000	$66,294	$3,172

Katherine Wolf (3)
Chief Financial Officer and	2009	$126,519	$-	$47,814	$188
Executive Vice President, Corporate Development	2008	$-	$-	$-	$-

Mark Landman	2009	$155,746	$20,000	$11,356	$1,318
Vice President & General Manager, Natick Operations	2008	$156,634	$20,000	$14,109	$2,156

Yoav M. Cohen (4)	2009	$255,167	$-	$-	$-
Chief Financial Officer and Corporate Secretary	2008	$196,694	$41,000	$145,551	$2,832

Carlos Babini (5)
Executive Vice President, Chief Sales	2009	$236,197	$-	$-	$-
and Marketing Officer	2008	$213,583	$69,900	$152,221	$-

(1)	The amounts included in the “Option Awards” column represent the compensation cost recognized for FY 08 related to option awards pursuant to Statement of Accounting Standards No. 123R.
(2)
Consists of  contributions to our 401(k) Plan. In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits in an aggregate amount that is less than $10,000 are not disclosed. For FY 09, we did not yet make our 401(k) contribution. The matching is calculated based on a matching contribution of 0.25% for each 1.0% of salary invested by the employee in our 401(k) plan, up to a maximum of 6.0% of the employee’s annual salary.  Our total estimated contribution amount is $53,611, which is expected to be paid in the second quarter of our FY 10. For FY 10, we do not expect to match our employees’ 401(k) contributions.

(3)	Ms. Wolf commenced employment with us as our Chief Financial Officer and Executive Vice President, Corporate Development, effective September 16, 2008, and did not receive compensation in fiscal 2008.
(4)	Mr. Cohen served as our Chief Financial Officer and Corporate Secretary, and as of October 1, 2008, he continues to provide services as an independent financial consultant.
(5)	Mr. Babini served as Executive Vice President, Chief Sales and Marketing Officer from April 17, 2007 until he left the employment of Vision-Sciences, effective January 30, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning unexercised options that have been granted to each Named Executive Officer and that are outstanding as of March 31, 2009:

	Number of Securities	Number of Securities
	Underlying	Underlying
	Vested Options	Unvested Options		Option Exercise	Option
Name	Exercisable	Unexercisable		Price ($)	Expiration Date
Ron Hadani	400,000	-	(1)	$1.05	2/1/2013
	480,000	-	(1)	1.04	6/6/2013
	720,000	-	(1)	1.09	6/6/2013
	400,000	-	(1)	1.44	1/19/2017

Katherine Wolf	-	600,000	(2)	3.62	9/16/2018
	-	200,000	(3)	3.62	9/16/2018

Mark Landman	50,000	-	(1)	$1.06	3/27/2011
	28,750	-	(1)	$0.79	8/15/2012
	30,000	-	(1)	$0.89	12/17/2012
	7,500	-	(1)	$1.04	6/6/2013
	7,500	-	(1)	$1.09	6/6/2013
	20,000	-	(2)	$2.05	7/25/2015
	11,250	3,750	(2)	$1.75	3/31/2016
	5,625	5,625	(2)	$1.10	4/4/2017
	6,250	18,750	(2)	$4.88	5/29/2018
	3,181	4,453		$1.10	4/1/2019

Yoav M. Cohen	75,000	75,000	(4)	1.34	9/25/2016
	29,117	312,500	(4)	1.10	4/4/2017

Carlos Babini	75,000	-	(5)	$1.12	4/25/2013
	2,349,173	1,220,078
(1)	All options are fully vested.
(2)	Vests ratably over four 4 years.
(3)	Vests upon achieving certain milestones.
(4)	As of October 1, 2008, Mr. Cohen was no longer an executive officer of the Company, but his option grants continue to vest while he is a consultant to the Company.
(5)
Mr. Babini was no longer an executive officer effective January 30, 2009. His 75,000 vested options were valid for an additional 90- days. During that period, Mr. Babini exercised 42,000 of those options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mssr. Hadani and Ms. Wolf are entitled to receive certain severance payments upon termination of employment without cause, or following a change in control, as more fully described under “Agreements with Directors and Named Executive Officers”.  Mr. Hadani and Ms. Wolf are entitled to severance payments in an amount equal to three months of salary for each year of service, up to a maximum of twelve months of salary. Mr. Hadani would be currently entitled to receive twelve months of salary as severance. In September, 2009, Ms. Wolf will be entitled to three months of salary as severance. Any such payments would be paid pursuant to our normal payroll practices.

Agreements with Directors and Named Executive Officers

On January 24, 2003, we entered into a letter agreement with Mr. Hadani, which was amended as of April 4, 2007, with respect to the terms of Mr. Hadani’s employment as our President and Chief Executive Officer. Under the agreement, Mr. Hadani’s annual base salary is set at $290,000, subject to annual review.  In April 2008, the Compensation Committee increased  Mr. Hadani’s base salary to $315,000 as part of his annual review. Mr. Hadani was granted and subsequently forfeited 200,000 options in connection with Company milestones not achieved. In addition, the letter agreement provides that Mr. Hadani will receive up to twelve months severance upon his termination of employment without cause or following a change of control.

On September 16, 2008 we entered into a letter agreement with Ms. Wolf, pursuant to which Ms. Wolf was named Executive Vice President, Corporate Development and Chief Financial Officer. Under the letter agreement, Ms. Wolf’s annual base salary is set at $255,000, subject to annual review. In addition, the letter agreement provides that Ms. Wolf will receive up to three months’ severance upon termination of employment without cause or following a change of control for each year of service, up to a maximum of twelve months’ severance. Ms. Wolf is eligible to receive these payments after the first, second, third and fourth anniversaries of her employment start date.

Mr. Pell, one of our founders and the chairman of our Board, is an employee of Vision-Sciences and received a salary of $109,200 in the fiscal year ended March 31, 2009. Effective April 1, 2009, Mr. Pell has agreed to reduce his compensation to $27,877.

On October 1, 2008 we entered into a consulting agreement with Mr. Cohen, whereby Mr. Cohen, through his consulting firm, NYC Advisors, LLC, agreed to provide certain financial consulting services to the Company after his departure as an employee on September 30, 2008.

Effective January 30, 2009, Mr. Babini was no longer an executive officer of the Company.

For FY 2009, our Board did not award any bonuses to any member of our management, our employees or senior management or executives.

Certain Relationships and Related Transactions

In the fiscal year ended March 31, 2009, we purchased approximately $2,257,000 of flexible endoscope components from a subsidiary of Pentax Corporation (“Pentax”), pursuant to a March 16, 1992, as amended, supply agreement between us and Pentax. Pentax is the record and beneficial holder of 5.4% of our outstanding Common Stock.  This agreement ended on February 25, 2009, and we no longer purchase these components from Pentax.

On June 19, 2008 we entered into a Development and Supply Agreement (the “SpineView Agreement”), pursuant to which we are to develop and supply a CCD-based video endoscope to SpineView for use with SpineView's products.  SpineView is engaged in the development and manufacture of miniature, minimally invasive, disposable spine surgery devices that include reusable endoscopes for visualization and image guidance. SpineView agreed to pay us $225,000 for certain non-recurring engineering costs, and to reimburse us for up to $40,000 of our out-of-pocket costs. As part of the SpineView Agreement, SpineView placed an initial firm order (subject to the completion of certain milestones and delivery of a prototype) for 50 video endoscopes at a purchase price of $27,000 per unit (the “Initial Order”), for a total of $1,350,000. Following delivery of the Initial Order, SpineView shall submit a forecast for the following 12 months, of which the first six months will be considered a firm order at a price of $23,500 per video endoscope. Payment for certain of these items is subject to the closing of certain of SpineView's fundraising activities. We are also to be the exclusive supplier to SpineView of visualization means for use with some future SpineView products.

The initial term of the SpineView Agreement is for four years from the date of delivery of the Initial Order, and will automatically renew for successive one year periods, unless either party gives the other notice of its intention not to renew.

Mr. Pell, our Chairman, is the Chairman of the SpineView board and an investor in SpineView. Mr. Hadani, our President and Chief Executive Officer and a member of our Board, and Mr. Oneda, a member of our Board, are also investors in SpineView.  Messrs Pell, Hadani and Oneda hold approximately 24%, 0.2% and 4% of SpineView’s outstanding shares, respectively. Our policy with respect to transactions in which any of our directors or officers may have an interest, requires that such transaction (a) be on terms no less favorable to us than could be obtained from unaffiliated third parties and (b) be approved by a majority of the uninterested, outside members of the Board.

At a Board meeting held on May 29, 2008, the Board reviewed the terms of the final draft of the SpineView Agreement, outside of the presence of Mr. Pell, Mr. Oneda and Mr. Hadani. The remaining (uninterested) members of our Board determined that the SpineView Agreement was fair, properly negotiated, and would be at least as favorable to us as could have been obtained from unaffiliated third parties, and accordingly, after discussion, it was approved.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended March 31, 2009. The Audit Committee has discussed with BDO Seidman, LLP (“BDO”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee has also received the written disclosures and the letter from BDO as required by the PCAOB in Rule 3526. The Audit Committee has also discussed the independence of BDO. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended March 31, 2009, for filing with the SEC.

AUDIT COMMITTEE

David W. Anderson, Chairman
John J. Rydzewski
Kenneth Anstey

Auditor Fees and Services

The table below summarizes the audit fees billed to us and our consolidated subsidiaries during each of our two most recent fiscal years:

	Fiscal Year 2009		Fiscal Year 2008
	Amount	Percentage	Amount	Percentage
Audit Fees (1)	$230,550	81%	$251,632	92%
Audit-Related Fees (2)	20,000	7%	-	-
Tax Fees (3)	32,582	12%	22,239	8%
All Other Fees	-	-	-	-
Total	$283,132	100%	$273,871	100%

(1)
Audit Fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory quarterly reviews.

(2)	Audit-Related Fees are for auditing our 401(k) plan for FY 09.
(3)	Tax Fees consisted principally of sales tax advisory fees for both years.

The Audit Committee of our Board of Directors chooses and engages our independent registered public accountants to audit our financial statements. In April 2004, our Audit Committee adopted a policy requiring management to obtain the Audit Committee’s approval before engaging our independent registered public accountants to provide any audit or permitted non-audit services to us or our subsidiaries. This policy, which is designed to assure that such engagements do not impair the independence of our independent registered public accountants requires the Audit Committee to pre-approve annually various audit and non-audit services that may be performed by our independent registered public accountants.

Our Chief Financial Officer reviews all management requests to engage our independent registered public accountants to provide services and approves the request if the requested services are of the type pre-approved by the Audit Committee. We inform the Audit Committee of these approvals at least quarterly. Services of the type not pre-approved by the Audit Committee require pre-approval by the Audit Committee on a case-by-case basis, subject to exceptions permitted by law. The Audit Committee is not permitted to approve the engagement of our independent registered public accountants for any services that fall into a category of services that is not permitted by applicable law or if the services would be inconsistent with maintaining the registered public accountant’s independence. All of the services performed by the independent registered public accountants in FY 09 were pre-approved by the Audit Committee and, thus, we did not rely on any such exception to the pre-approved requirements.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees and those of our subsidiaries, including our principal executive officer, the principal financial officer, principal accounting officer, the controller, and other officers of the Company or our subsidiaries. We require all employees, including our senior officers, to read and to adhere to the Code of Ethics in discharging their work-related responsibilities. Our compliance and ethics program involves the administration of, training regarding and enforcement of the Code of Ethics and is under the direction of our Chief Financial Officer. Employees are expected to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. Our Code of Ethics, as amended, is posted on our website under Corporate Governance in the Investors tab, at http://ir.visionsciences.com/governance.cfm, and we intend to disclose any future amendments to, or waivers granted to our executive officers from a provision to the Code of Ethics, on our website. Our Code of Ethics was last amended on July 14, 2009 to reflect the new members of our audit committee and specify the code’s compliance with certain rules.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected and recommends the firm of BDO Seidman, LLP (“BDO”) as our independent registered public accountants for the current fiscal year. BDO has served as our independent registered public accountants beginning in the fiscal year ended March 31, 2003. Although stockholder approval of the Board of Directors’ selection of BDO is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board may reconsider its selection.

Representatives of BDO are expected to be present at the Annual Meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from stockholders.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This solicitation of proxies is made on our behalf and we will bear all costs of solicitation. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, fax and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in this connection.

Householding and Electronic Availability of Proxy Materials

The United States Securities and Exchange Commission (the “SEC”) recently approved rules relating to the delivery of a Notice only that proxy materials are available over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our Fiscal 2009 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.  Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders (or to each household which has elected a single notice of meeting), which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive Proxy materials by mail or email will remain in effect until you revoke it.

Stockholder Proposals

We must receive proposals of stockholders intended to be presented at our 2010 Annual Meeting of Stockholders at our principal office in Orangeburg, New York not later than March 27, 2010.

If a stockholder wishes to present a proposal at the 2010 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to us at our principal office in Orangeburg, New York not later than June 15, 2010.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, which information should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K for the year ended March 31, 2009, is incorporated herein by reference. Based upon Securities and Exchange Commission regulations, the report of the Audit Committee is not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission, other than our Annual Report on Form 10-K. This proxy statement is part of the proxy materials for the 2009 Annual Meeting of Stockholders. We will provide you, upon request and without charge, a copy of all information incorporated by reference in this proxy statement by first class mail or other equally prompt means within one business day of such request. Requests should be made to Vision-Sciences, Inc., 40 Ramland Road South, Orangeburg, New York 10962, Attention: Corporate Secretary, or by calling (848) 365-0600. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

By Order of the Board of Directors,

/s/ Lewis C. Pell
Lewis C. Pell, Chairman
July 20, 2009

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

VISION-SCIENCES, INC. 40 RAMLAND ROAD SOUTH ORANGEBURG, NY 10962
VOTE BY INTERNET - www.proxyvote.com
Use the  Internet  to  transmit  your voting  instructions  and  for electronic delivery of information up until 11:59 P.M. Eastern Time the day before  the meeting  date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone  telephone  to transmit your voting instructions up  until 11:59  P.M. Eastern  Time  the  day before  the  meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and  date  your proxy card and  return  it by the  day before the meeting  date in the postage-paid  envelope  we have provided  or  return  it to  Vote  Processing,  c/o  Broadridge,  51 Mercedes Way, Edgewood,  NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16138-P83851 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISION-SCIENCES, INC.		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends that you vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.		☐	☐	☐	number(s) of the nominee(s) on the line below.

1.	To elect the Class III Directors listed below:
Nominees:
01) David W. Anderson
02) Warren Bielke
03) Lothar Koob

						For	Against	Abstain
2.	To ratify the selection of BDO Seidman, LLP as the independent registered public accountants of Vision-Sciences, Inc.					☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

Please sign exactly as the name or names appear(s) on stock certificate (as indicated hereon).  If the shares are issued in the names of two or more persons, all such persons should sign the proxy.  A proxy executed by a corporation should be signed in its name by its authorized officers.  Executors, administrators, trustees, and partners should indicate their positions when signing.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M16139-P83851

PROXY	VISION-SCIENCES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISION-SCIENCES, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 3, 2009

The undersigned,  revoking all prior proxies, hereby appoint(s) Lewis C. Pell and Ron Hadani, and each of them, with full power of substitution,  as proxies to represent  and vote, as designated  herein, all shares of Common Stock of Vision-Sciences, Inc. which the undersigned  would be entitled to vote if personally present at the Annual Meeting of Stockholders of Vision-Sciences, Inc., to be held at its offices at 40 Ramland Road South, Orangeburg,  New York 10962,  on September  3, 2009 at 10:30 a.m., local time, and at any adjournment  thereof.

This proxy when properly executed  will be voted in the manner  directed by the undersigned  stockholder(s). IF NO DIRECTION  IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS  1 AND 2. Attendance  of the undersigned  at the meeting or any adjournment thereof  will not be deemed  to revoke this proxy unless the undersigned  shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE